UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2014

SYNUTRA INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33397	13-4306188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2275 Research Blvd., Suite 500, Rockville, MD		20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 840-3888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

An annual meeting (“Annual Meeting”) of the stockholders of Synutra International, Inc., a Delaware corporation (the “Company”), was held on March 5, 2014.  The Company filed its definitive proxy statement in connection with the Annual Meeting with the U.S. Securities and Exchange Commission on January 22, 2014 (which can be viewed at: www.sec.gov).  The Company’s stockholders considered the following proposals at the Annual Meeting:

•	Proposal I: a proposal to elect each of Lei Lin and Min Zhang to the Company’s Board of Directors to serve as Class III directors;
•	Proposal II: a proposal to the advisory vote on the compensation of the Company’s named executive officers; and
•
Proposal III: a proposal to ratify the appointment of Deloitte Touche Tohmatsu, Certified Public Accountants LLP, as the Company’s independent registered public accountant for the fiscal year ending March 31, 2014.

Voting Results

Proposal I: the election of Class III directors was approved as follows:
•	Lei Lin has been elected with 36,911,674 “FOR” votes, 1,511,674 “WITHHELD” votes, and 4,344,968 “NON VOTES”; and
•	Min Zhang has been elected with 37,085,865 “FOR” votes, 1,337,483 “WITHHELD” votes, and 4,344,968 “NON VOTES”.

Proposal II: the advisory vote on the compensation of named executive officers was approved with 38,413,040 “FOR” votes, 9,649 “AGAINST” vote, 659 “ABSTAIN” votes and 4,344,968 “NON VOTES”.

Proposal III: Ratification of Deloitte Touche Tohmatsu, Certified Public Accountants LLP, as the Company’s independent registered public accountant for the fiscal year ending March 31, 2014, was approved with 42,748,828 “FOR” votes, 18,706 AGAINST” votes, and 782 “ABSTAIN” votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNUTRA INTERNATIONAL, INC. (Registrant)

Date:	March 5, 2014	By:	/s/ Weiguo Zhang
			Name:	Weiguo Zhang
			Title:	President and Chief Operating Officer